                                                                     EXHIBIT 3.1

                     RESTATED ARTICLES OF INCORPORATION OF
                        INTERNATIONAL NETWORK SERVICES


     Donald K. McKinney and Kevin J. Laughlin hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of International Network Services, a California corporation (the "Corporation" or the "Company").

     2. The Articles of Incorporation of this corporation are hereby amended and restated to read as follows:


                                      "I.

     The name of the Corporation is International Network Services.


                                      II.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporations Code.


                                     III.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is forty-seven million (47,000,000) shares, thirty million (30,000,000) shares of which shall be Common Stock (the "Common Stock") and seventeen million (17,000,000) shares of which shall be Preferred Stock.

     B. Two million eight hundred forty-eight thousand (2,848,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), six million eight hundred forty-eight thousand nine hundred twenty-two (6,848,922) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), and six million four hundred sixty-eight thousand three hundred forty-six (6,468,346) shares of the authorized Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred"). The Series A Preferred, the Series B Preferred and the Series C Preferred are hereinafter collectively referred to as the "Series Preferred."

     C. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

          1.   Dividend Rights.
               ---------------

               (a) Holders of Series Preferred, in preference to the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the "Original Issue Price" of each such series of Preferred Stock per annum on each outstanding share of Series Preferred. The Original Issue Price of the Series A Preferred shall be equal to $0.602738, the Original Issue Price of the Series B Preferred shall be equal to $0.335819, and the Original Issue Price of the Series C Preferred shall be equal to $0.79. Such dividends shall not be cumulative.

               (b) So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of common stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of employment or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share of Series Preferred (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors. The holders of the Series Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 503 and 506 as they relate to repurchase of shares upon termination of employment.

          2.   Voting Rights.
               -------------

               (a) Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of shareholders of the Company, and may act by written consent in the same manner as the Common Stock, in either

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case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

               (b) The Company's Board of Directors shall consist of six members, elected as follows: (i) so long as at least four million (4,000,000) shares of Series B Preferred are outstanding, holders of the Series B Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at or pursuant to each meeting or consent of the Company's shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (ii) holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at or pursuant to each meeting or consent of the Company's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iii) so long as at least one million five hundred thousand (1,500,000) shares of Series A Preferred are outstanding, holders of the Series A Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at or pursuant to each meeting or consent of the Company's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (iv) the remaining directors authorized for election at such election of directors shall be elected by the holders of the Common Stock and the Series Preferred voting together in accordance with Section 2(a) hereof.

               (c) In addition to any other vote or consent required herein or by law, so long as at least three million four hundred twenty-four thousand four hundred sixty-one (3,424,461) shares of Series B Preferred remain outstanding, the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series B Preferred shall be necessary for effecting or validating the following actions:

                    (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series A Preferred or Series B Preferred;

                   (ii) Any redemption of, or payment of dividends with respect to, Junior Stock, other than a repurchase of Junior Stock pursuant to the exercise of any contractual or other legal rights of first refusal or repurchase, or any repurchase of any outstanding securities of the Company that is approved by the Company's Board of Directors; or

                  (iii) Any action to change the authorized number of directors of the Company's Board of Directors.

               (d) In addition to any other vote or consent required herein or by law, so long as at least two million five hundred thirty-one thousand six hundred forty-five (2,531,645) shares of Series C Preferred remain outstanding, the vote or written consent of the holders of at least a majority of the outstanding Series C Preferred shall be necessary for effecting or validating the following actions:

                    (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series C Preferred; or

                   (ii) Any redemption of, or payment of dividends with respect to, Junior Stock, other than a repurchase of Junior Stock pursuant to the exercise of any contractual or other legal rights of first refusal or repurchase, or any repurchase of any outstanding securities of the Company that is approved by the Company's Board of Directors.

               (e) In addition to any other vote or consent required herein or by law, so long as at least three million four hundred twenty-four thousand four hundred sixty-one (3,424,461) shares of Series B Preferred and two million five hundred thirty-one thousand six hundred forty-five (2,531,645) shares of Series C Preferred remain outstanding, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred and Series C Preferred voting together as a single class, shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Determination), that adversely affects the rights, preferences or privileges of the Series B Preferred or Series C Preferred;

                   (ii) Any creation, whether by reclassification or otherwise, of any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series B Preferred or Series C Preferred; or

                  (iii) Any agreement to sell, lease or otherwise dispose of all or substantially all of the assets, property or busi-ness of the Company, or to merge or consolidate the Company with any person, or permit any other person to merge into it, or any other reorganization except for mergers, consolidations or reorganizations in which the Company is the surviving corporation and, after giving effect to the merger, consolidation, or reorganization, the holders of the Company's outstanding capital stock immediately preceding such event own more than fifty percent (50%) of the outstanding capital stock of the surviving corporation.

          3.   Liquidation Rights.
               ------------------

               (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series Preferred equal to the sum of (i) the Original Issue Price, and (ii) all declared but unpaid dividends on such shares to the date of such payment.

               (b) After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, the remaining assets of the Company legally available for distri bution, if any, shall be distributed ratably to the holders of the Common Stock and Series Preferred on an as-if-converted basis until such time as the holders of the Series A Preferred, Series B Preferred and Series C Preferred have received a total liquidation amount of $1.007457 per share, $1.007457 per share and $1.14 per share, respectively (as adjusted for stock splits, recapitalization and the like). The remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock.

               (c)  The following events shall be considered a liquidation under
Section 3(a):

                    (i) (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization and the holders of the Company's outstanding capital stock immediately preceding such event own less than fifty percent (50%) of the outstanding capital stock of the surviving corporation; or (B) any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company's voting power is transferred; or

                   (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

               (d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled pursuant to Section 3(a) above.

          4.   Redemption.
               ----------

               (a) The Company shall be obligated to redeem the Series Preferred as follows:

                    (1) At any time after May 19, 1998, the holders of at least two-thirds of (2/3) of the then outstanding shares of Series B Preferred and Series C Preferred, voting together as a single class, may require the Company to redeem all of the outstanding Series Preferred for cash in three equal annual installments, at a per share purchase price equal to the Original Issue Price plus ten percent (10%) per year compounded annually through the redemption date (the "Redemption Price"), by giving notice (the "Exercise Notice") to the Company. Such Exercise Notice shall specify the initial redemption date, which date shall be at least 60 days from the effective date of the Exercise Notice.

                    (2) The Company shall redeem the shares of Series Preferred to be redeemed hereunder in three installments of equal amount, with the first installment on the initial redemption date specified in the Exercise Notice, the second installment on the first anniversary of such date and the third installment on the second anniversary of such date. Each such installment date shall be a "Redemption Date" as described herein.

                    (3) At least thirty (30) but no more than sixty (60) days prior to each Redemption Date, the Company shall send a notice (a "Redemption Notice") to all holders of Series Preferred setting forth (a) the Redemption Price for the shares to be redeemed; and (b) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Company does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

               (b) On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $10,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. The balance of any funds deposited by the Company pursuant to this
Section 4(b) remaining unclaimed at the expiration of one year following such Redemption Date shall be returned to the Company promptly upon its written request.

               (c) On or after such Redemption Date, each holder of shares of Series Preferred shall surrender such holder's certificates representing such shares to the Company and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Company is unable to pay the Redemption Price due to not having sufficient legally available funds, all dividends on the shares of Series Preferred shall cease to accrue and all rights of the holders of such shares as holders of Series Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series Preferred are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          5.   Conversion Rights.  The holders of the Series Preferred shall
               -----------------
have the following rights to convert the Series Preferred into shares of Common
Stock:

               (a)  Optional Conversion.  Subject to and in compliance with the
                    -------------------
provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate" for such series of Preferred Stock then in effect (determined as provided in Section 5(b)) by the number of shares of Series Preferred being converted.


               (b)  Conversion Rate. The conversion rate in effect at any time
                    ---------------
for conversion of the Series A Preferred (the "Series A

Conversion Rate") shall be the quotient obtained by dividing $0.17885 by the "Series A Conversion Price," calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the "Series B Conversion Price," calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred by the "Series C Conversion Price," calculated as provided in Section 5(c).

               (c)  Conversion Price. The conversion price for the Series A
                    ----------------
Preferred shall initially be $0.17885 (the "Series A Conversion Price"). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted. The conversion price for Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the "Series B Conversion Price"). Such initial Series B Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted. The conversion price for Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the "Series C Conversion Price"). Such initial Series C Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series C Conversion Price herein shall mean the Series C Conversion Price as so adjusted.

               (d)  Mechanics of Conversion. Each holder of Series Preferred who
                    -----------------------
desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certif icates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted and the name or names in which said holder wishes the certificate or certificates for shares of Common Stock to be issued (except that no such notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 5(m) below). Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Any declared and unpaid dividends on the Series Preferred being converted shall remain payable to the holders converting such shares on the specified payment date therefor. Except as provided in Section 5(m) below, such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (e)  Adjustment for Stock Splits and Combinations. If the Company
                    --------------------------------------------
shall at any time or from time to time after the date that the first share of a series of Preferred Stock is issued (for each such series, the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price for such series in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date of a series of Preferred Stock combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for such series in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f)  Adjustment for Common Stock Dividends and Distributions. If
                    -------------------------------------------------------
the Company at any time or from time to time after the Original Issue Date of a series of Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for such series that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

               (g)  Adjustments for Other Dividends and Distributions. If the
                    -------------------------------------------------
Company at any time or from time to time after the Original Issue Date of a series of Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of such series of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

               (h)  Adjustment for Reclassification, Exchange and Substitution.
                    ----------------------------------------------------------
If at any time or from time to time after the Original Issue Date of a series of Preferred Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5 or in Section 3(c)), in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (i)  Reorganizations, Mergers, Consolidations or Sales of Assets.
                    -----------------------------------------------------------
If at any time or from time to time after the Original Issue Date of a series of Preferred Stock, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5 or in Section 3(c)), as a part of such capital reorganization, provision shall be made so that the holders of such series of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               (j)  Sale of Shares Below Conversion Price.
                    -------------------------------------

                    (1) If at any time or from time to time after the Original Issue Date of a series of Preferred Stock, the Company issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for an Effective Price (as defined in subsection (j)(4) below) less than the then effective Conversion Price of such series, then and in each case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of Series Preferred that are outstanding as of the close of business on the day next preceding the date of issue or sale of Additional Shares of Common Stock shall be deemed outstanding.

               (2)  For the purpose of making any adjustment required under this
Section 5(j), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of

Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (3)  For the purpose of the adjustment required under this
Section 5(j), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to shares that have previously been converted.

               (4) "Additional Shares of Common Stock" for each series of Preferred Stock shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) up to 3,643,104 shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, net of repurchases and option expirations (provided that shares issued pursuant to the exercise of options or warrants issued after the Original Issue Date shall not be included in such number if such shares were included at the time the option or warrant was issued); (3) shares of Common Stock or Convertible Securities issued in connection with equipment lease or commercial credit agreements with financial institutions and (4) shares of Common Stock issued or issuable upon exercise of the Warrants to purchase Common Stock issued pursuant to the Note and Warrant Purchase Agreement dated March 15, 1994. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(j) into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(j), for such Additional Shares of Common Stock.

               (k)  Accountants' Certificate of Adjustment.  In each case of an
                    --------------------------------------
adjustment or adjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

               (l)  Notices of Record Date.  Upon (i) any taking by the Company
                    ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (m)  Automatic Conversion.
                    --------------------

                    (1) Each share of a series of Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Price for such series, at any time upon the affirmative vote of the holders of a majority of the out-standing shares of Series B Preferred and Series C Preferred, voting together as a single class, or immediately upon the closing of a firmly underwritten public offering pursuant to an effective registra tion statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $1.65 (as adjusted for stock splits, recapitalizations and the like), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $7,500,000. Upon such automatic conversion, any declared and unpaid dividends shall remain payable on the specified payment date.

                    (2)  Upon the occurrence of the event specified in paragraph
(1) above, the outstanding shares of each such series of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred. All declared and unpaid dividends on the shares of Series Preferred being converted, to and including the date of such conversion, shall remain payable on the specified payment date.

               (n)  Fractional Shares.  No fractional shares of Common Stock
                    -----------------
shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

               (o)  Reservation of Stock Issuable Upon Conversion.  The Company
                    ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (p)  Notices.  Any notice required by the provisions of this
                    -------
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

               (q)  Payment of Taxes. The Company will pay all taxes (other than
                    ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

               (r)  No Dilution or Impairment.  The Company shall not amend its
                    -------------------------
Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

               6.   No Reissuance of Series Preferred. No share or shares of
                    ---------------------------------
Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

               7.   Residual Rights. All rights accruing to the outstanding
                    ---------------
shares of the Company not otherwise expressly provided for in the Restated Articles of Incorporation or any subsequent Restated Articles of Incorporation shall be vested in the Common Stock.


                                      IV.

     A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

     C. Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability."

     3. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the required vote of share holders in accordance with Section 902 of the California Corporations Code. The Corporation has two classes of stock outstanding and such classes of stock are entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 7,072,800. The total number of out standing shares of Series A Preferred of the Corporation is 2,848,000.

The total number of outstanding shares of Series B Preferred of the Corporation is 6,848,922. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock, a majority of the outstanding Series Preferred voting together as a single class, and two-thirds of the outstanding shares of Series B Preferred voting as a separate class.

          (The balance of this page is intentionally left blank).

     We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

     Executed at Mountain View, California on June 27, 1994.



                                                 /s/ Donald K. McKinney
                                              -------------------------------
                                              Donald K. McKinney, President



                                                 /s/ Kevin J. Laughlin
                                              -------------------------------
                                              Kevin J. Laughlin, Secretary

                                                                          Ex 3.1


                          CERTIFICATE OF AMENDMENT OF
                     RESTATED ARTICLES OF INCORPORATION OF
                        INTERNATIONAL NETWORK SERVICES


     Donald K. McKinney and Kevin J. Laughlin hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of International Network Services, a California corporation (the "Corporation" or the "Company").

     2. That Section III B. of the Restated Articles of Incorporation of this corporation is hereby amended to read as follows:

     "B. Two million eight hundred forty-eight thousand (2,848,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), six million eight hundred forty-eight thousand nine hundred twenty-two (6,848,922) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), and seven million one hundred one thousand two hundred fifty-eight (7,101,258) shares of the authorized Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred"). The Series A Preferred, the Series B Preferred and the Series C Preferred are hereinafter collectively referred to as the "Series Preferred."

     3. That Section III C.2.(d) of the Restated Articles of Incorporation of this corporation is hereby amended to read as follows:

               "(d) In addition to any other vote or consent required herein or by law, so long as at least two million eight hundred sixty-one thousand eighty-nine (2,861,089) shares of Series C Preferred remain outstanding, the vote or written consent of the holders of at least a majority of the outstanding Series C Preferred shall be necessary for effecting or validating the following actions:

                     (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series C Preferred; or

                    (ii) Any redemption of, or payment of dividends with respect to, Junior Stock, other than a repurchase of Junior Stock pursuant to the exercise of any contractual or other legal rights of first refusal or repurchase, or any repurchase of any outstanding securities of the Company that is approved by the Company's Board of Directors."

     4. That Section III C.2.(e) of the Restated Articles of Incorporation of this corporation is hereby amended to read as follows:

               "(e) In addition to any other vote or consent required herein or by law, so long as at least three million four hundred twenty-four thousand four hundred sixty-one (3,424,461) shares of Series B Preferred and two million eight hundred sixty-one thousand eighty-nine (2,861,089) shares of Series C Preferred remain outstanding, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred and Series C Preferred voting together as a single class, shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Determination), that adversely affects the rights, preferences or privileges of the Series B Preferred or Series C Preferred;

                   (ii) Any creation, whether by reclassification or otherwise, of any new class or series of shares having rights, prefer ences or privileges senior to or on parity with the Series B Preferred or Series C Preferred; or

                  (iii) Any agreement to sell, lease or otherwise dispose of all or substantially all of the assets, property or busi ness of the Company, or to merge or consolidate the Company with any person, or permit any other person to merge into it, or any other reorganization except for mergers, consolidations or reorganizations in which the Company is the surviving corporation and, after giving effect to the merger, consolidation, or reorganization, the holders of the Company's outstanding capital stock immediately preceding such event own more than fifty percent (50%) of the outstanding capital stock of the surviving corporation."

     5. The foregoing amendment of the restated articles of incorporation has been duly approved by the Board of Directors of this Corporation.

     6. The foregoing amendment of the restated articles of incorporation has been duly approved by the required vote of share holders in accordance with Sections 902 and 903 of the California Corporations Code. The Corporation has two classes of stock outstanding and such classes of stock are entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 7,922,800. The total number of outstanding shares of Series A Preferred of the

Corporation is 2,848,000. The total number of outstanding shares of Series B Preferred of the Corporation is 6,848,922. The total number of outstanding shares of Series C Preferred of the Corporation is 3,823,443. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and outstanding Series Preferred voting together as a single class, a majority of the outstanding shares of Series C Preferred voting together as a separate class, and a majority of the outstanding shares of Series B Preferred and Series C Preferred voting together as a separate class.

            (The balance of this page is intentionally left blank).

     We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

     Executed at Mountain View, California on July 22, 1994.



                                                   /s/ Donald K. McKinney
                                                  ------------------------------
                                                  Donald K. McKinney, President



                                                   /s/ Kevin J. Laughlin
                                                  ----------------------
                                                  Kevin J. Laughlin, Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                        INTERNATIONAL NETWORK SERVICES


     Donald K. McKinney and Kevin J. Laughlin certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of International Network Services, a California corporation (the "Corporation" or the "Company").

     2. Article III C.5.(j)(4) of the Restated Articles of Incorporation of this corporation is hereby amended to read as follows:

     "(4) "Additional Shares of Common Stock" for each series of Preferred
Stock shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) up to 4,643,104 shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, net of repurchases and option expirations (provided that shares issued pursuant to the exercise of options or warrants issued after the Original Issue Date shall not be included in such number if such shares were included at the time the option or warrant was issued); (3) shares of Common Stock or Convertible Securities issued in connection with equipment lease or commercial credit agreements with financial institutions and (4) shares of Common Stock issued or issuable upon exercise of the Warrants to purchase Common Stock issued pursuant to the Note and Warrant Purchase Agreement dated March 15, 1994. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this
Section 5(j) into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(j), for such Additional Shares of Common Stock."

     3. The foregoing amendment of the Restated Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code and Section III C.2.(e) of the Restated Articles of Incorporation. The Corporation has two classes of stock outstanding and such classes of stock are entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 7,944,100. The total number of outstanding shares of Series A Preferred of the Corporation is 2,848,000. The total number of outstanding shares of Series B Preferred of the Corporation is 6,848,922.
The total number of outstanding shares of Series C Preferred of the Corporation is 5,722,178. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Series Preferred voting together as a single class, a majority of the outstanding Series Preferred voting together as a single class and a majority of the outstanding shares of Series B and Series C Preferred voting together as a single class.

     (The balance of this page is intentionally left blank).

     We further declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

     Executed at Mountain View, California, this 8th day of December, 1994.



                                            /s/ Donald K. McKinney
                                           -------------------------------------
                                            Donald K. McKinney, President



                                            /s/ Kevin J. Laughlin
                                           -------------------------------------
                                            Kevin J. Laughlin, Secretary

                                                                          EX 3.1

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                        INTERNATIONAL NETWORK SERVICES


     Donald K. McKinney and Kevin J. Laughlin certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of International Network Services, a California corporation (the "Corporation" or the "Company").

     2. Article III C.5.(j)(4) of the Restated Articles of Incorporation of this corporation is hereby amended to read as follows:

     "(4) "Additional Shares of Common Stock" for each series of Preferred
Stock shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) up to 7,043,104 shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, net of repurchases and option expirations (provided that shares issued pursuant to the exercise of options or warrants issued after the Original Issue Date shall not be included in such number if such shares were included at the time the option or warrant was issued); (3) shares of Common Stock or Convertible Securities issued in connection with equipment lease or commercial credit agreements with financial institutions and (4) shares of Common Stock issued or issuable upon exercise of the Warrants to purchase Common Stock issued pursuant to the Note and Warrant Purchase Agreement dated March 15, 1994. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this
Section 5(j) into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(j), for such Additional Shares of Common Stock."

     3. The foregoing amendment of the Restated Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code and Section III C.2.(e) of the Restated Articles of Incorporation. The Corporation has two classes of stock outstanding and such classes of stock are entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 8,523,005. The total number of outstanding shares of Series A Preferred of the Corporation is 2,848,000. The total number of outstanding shares of Series B Preferred of the Corporation is 6,848,922.
The total number of outstanding shares of Series C Preferred of the Corporation is 7,037,967. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Series Preferred voting together as a single class, a majority of the outstanding Series Preferred voting together as a single class and a majority of the outstanding shares of Series B and Series C Preferred voting together as a single class.

     (The balance of this page is intentionally left blank).

     We further declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

     Executed at Mountain View, California, this 20th day of September, 1995.



                                             /s/ Donald K. McKinney
                                            ------------------------------------
                                             Donald K. McKinney, President



                                             /s/ Kevin J. Laughlin
                                            ------------------------------------
                                             Kevin J. Laughlin, Secretary

                                                                          EX 3.1

                     CERTIFICATE OF AMENDMENT OF RESTATED
                         ARTICLES OF INCORPORATION OF
                        INTERNATIONAL NETWORK SERVICES

     John Drew and Kevin J. Laughlin hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of International Network Services, a California corporation (the "Corporation" or the "Company").

     2. Article III A. of the Restated Articles of Incorporation, as amended, of this Corporation is hereby amended to read as follows:

          A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is sixty two million (62,000,000) shares, forty five million (45,000,000) shares of which shall be Common Stock (the "Common Stock") and seventeen million (17,000,000) shares of which shall be Preferred Stock.

     3. Article III C.2.(b) of the Restated Articles of Incorporation, as amended, of this Corporation is hereby amended to read as follows:

          "(b) The Company's Board of Directors shall consist of seven members, elected as follows: (i) so long as at least four million (4,000,000) shares of Series B Preferred are outstanding, holders of the Series B Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at or pursuant to each meeting or consent of the Company's shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (ii) holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at or pursuant to each meeting or consent of the Company's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iii) so long as at least one million five hundred thousand (1,500,000) shares of Series A Preferred are outstanding, holders of the Series A Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at or pursuant to each meeting or consent of the Company's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (iv) the remaining directors authorized for election at such election of directors shall be elected by the holders of the Common Stock and the Series Preferred voting together in accordance with Section 2(a) hereof."

     4. Article III C.5.(j)(4) of the Restated Articles of Incorporation, as amended, of this Corporation is hereby amended to read as follows:

          "(4) "Additional Shares of Common Stock" for each series of Preferred Stock shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) up to 8,000,000 shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, net of repurchases and option expirations (provided that shares issued pursuant to the exercise of options or warrants issued after the Original Issue Date shall not be included in such number if such shares were included at the time the option or warrant was issued); (3) shares of Common Stock or Convertible Securities issued in connection with equipment lease or commercial credit agreements with financial institutions and (4) shares of Common Stock issued or issuable upon exercise of the Warrants to purchase Common Stock issued pursuant to the Note and Warrant Purchase Agreement dated March 15, 1994. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(j) into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(j), for such Additional Shares of Common Stock."

     5. The foregoing amendment of the Restated Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     6. The foregoing amendment of the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The Corporation has two classes of stock outstanding and such classes of stock are entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 11,260,635. The total number of outstanding shares of Series A Preferred Stock of the Corporation is 2,848,000. The total number of outstanding shares of Series B Preferred Stock of the Corporation is 6,848,922. The total number of outstanding shares of Series C Preferred Stock of the Corporation is 7,037,967. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock voting as a separate class, a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class, a majority of the outstanding shares of Preferred Stock voting together as a single class, a majority of the outstanding shares of Series B and Series C Preferred Stock voting together as a single class, and two-thirds of the outstanding shares of Series B Preferred Stock voting as a separate class.

     We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

     Executed at Mountain View, California on July 16, 1996.



                                                /s/ John L. Drew
                                               ---------------------------------
                                                John L. Drew, President



                                                /s/ Kevin J. Laughlin
                                               ---------------------------------
                                                Kevin J. Laughlin, Secretary

                                      -3-